Exhibit 3.19

CERTIFICATE OF FORMATION

OF

ENVIVA PELLETS SAMPSON LLC

This Certificate of Formation of Enviva Pellets Sampson LLC (the “Company”), dated May 15, 2013, has been duly executed, and is filed pursuant to Section 18–201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                                      Name.  The name of the Company is Enviva Pellets Sampson LLC.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18–104 of the Act is:

Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18–104 of the Act are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Authorized Person